UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2013

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N86 W12500 Westbrook Crossing
Menomonee Falls, Wisconsin 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (262) 293-1500

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.
On December 13, 2013, Actuant Corporation (“Actuant”) completed the sale of its Electrical Segment to Power Products, LLC, an affiliate of Sentinel Capital Partners, L.P. The purchase price was $258 million and was paid in full in cash at the closing of the transaction. The purchase price is subject to a post-closing working capital adjustment and post-closing adjustments for cash and indebtedness.

The results of Actuant’s Electrical Segment have previously been classified as discontinued operations and have been reported as such in the Company’s historical financial statements included in its Form 10-K for the year ended August 31, 2013. The divestiture does not impact previously reported earnings from continuing operations. Accordingly only a pro forma balance sheet as of August 31, 2013 is included with this filing.

Item 9.01    Financial Statements and Exhibits.

(b)    Pro Forma Financial Information

Actuant Corporation Unaudited Pro Forma Balance Sheet is attached hereto as Exhibit 99.1.

(d)    Exhibits

Exhibit 2.1	Purchase Agreement between Power Products, LLC and Actuant Corporation, dated as of October 30, 2013.

Exhibit 99.1    Actuant Corporation Unaudited Pro Forma Balance Sheet

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION

Date: December 19, 2013
/s/ Andrew G. Lampereur
Name: Andrew G. Lampereur Title: Executive Vice President and Chief Financial Officer